        THE INTERNATIONAL AIDS CHARITABLE FOUNDATION


          TRUST AGREEMENT, dated as of December 29, 1989, by and between Kevin B. Kimberlin, whose address is 44 Wall Street, New York, New York 10005 (the "Settlor"), Lynn McClure, whose address is 2300 Irvine Road, Old Greenwich, Connecticut 06870, Joni Steele, whose address is 9 Oak Lane, Old Greenwich, Connecticut 06870, and Kevin B. Kimberlin, whose address is 44 Wall Street, New York, New York 10005 (Lynn McClure, Joni Steele, and Kevin B. Kimberlin being hereafter collectively referred to as the "Trustees").

          WHEREAS, the Settlor wishes to create the trust as herein provided (the Trust"); and

          WHEREAS, the Trustees wish to act as trustees of the Trust as herein provided;

          NOW, THEREFORE, the parties hereto agree as follows:

          1. Name of Trust. The name of the Trust shall be The International AIDS Charitable Foundation.

          2. Purpose of Trust. The purposes of the Trust are to devote and apply the property vested in the Trustees by this Agreement and the income to be derived therefrom (collectively, the "Trust Fund") exclusively for religious, charitable, scientific, literary or educational purposes within the meaning of Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), either directly or by contribution to organizations duly authorized to carry on religious, charitable, scientific, literary or educational activities described in such Section 501(c)(3) of the Code with particular emphasis on contributions to organizations conducting medical research dealing with acquired immune deficiency syndrome; provided, however, that no part of the Trust Fund shall inure to the benefit of any Trustee or any individual, and no part of the direct or indirect activities of the Trust shall consist of carrying on propaganda, or otherwise attempting to influence legislation, or of participating in, or intervening in (including the publication or distribution of statements), any political campaign on behalf of (or in opposition to) any candidate for public office. Notwithstanding any other provision hereof, the Trust shall not conduct or carry on any activities not permitted to be conducted or carried on by an organization exempt under Section 501(c)(3) of the Code and the regulations promulgated thereunder as they now exist or as they may hereafter be amended (the " Regulations"), or by an organization contributions to which are deductible under Section 170(c)(2) of the Code and the Regulations.

          3. Trust Fund. The property to constitute the Trust shall consist of the assets listed on Exhibit A hereto and such other assets as the Settlor or anyone else may from time to time hereafter transfer to the Trustees and be accepted by them. Such assets shall be transferred to the Trustees to be held by them in trust and disposed of as herein provided.

          4. Use of Trust Fund. The Trustees, except as herein limited, shall have the power and authority and are directed to distribute from time to time exclusively for any of the purposes of the Trust set forth in Section 2 hereof, such amounts of income or principal of the Trust Fund as they in their discretion may direct. The Trustees shall distribute the income of the Trust Fund for each taxable year at such time and in such manner as not to become subject to the tax on undistributed income imposed by
Section 4942 of the Code or the Regulations.

          5. Meeting of Trustees. (a) Regular meetings of the Trustees may be held without notice at such time and place as shall from time to time be determined by the Trustees. Special meetings of the Trustees shall be held at such time and place as shall be designated in the notice of the meeting whenever called by a majority of the Trustees.

          (b) The Secretary of the Trustees, or in his absence any other Trustee, shall give each Trustee notice of the time and place of holding of special meetings of the Trustees by mail at least five days before the meeting, or by telegram, cable, telecopy, radiogram or personal service at least two days before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

          (c) Any action required or permitted to be taken at any meeting of Trustees may be taken without a meeting if all of the Trustees consent thereto in writing. A Trustee may participate in a meeting of the Trustees by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

          (d) A majority of the Trustees shall constitute a quorum for the transaction of business, but, if at any meeting of the Trustees (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as other-wise provided by law or in this Agreement, a majority of the

Trustees present at any meeting at which a quorum is present may decide any question brought before such meeting; provided, however, that, during his lifetime, Kevin B. Kimberlin shall have the power to veto any proposed contribution to be made by the Trust; provided, further, that this power may not be used to cause the Trust to become subject to any tax referred to in Section 4 hereof.

          (e) Kevin B. Kimberlin shall be Chairman and Joni Steele shall be Secretary of the Trustees until their respective successors are elected by a majority of the Trustees and qualified. The Chairman shall preside at meetings of the Trustees and the Secretary shall keep records of the proceedings at such meetings and send out notices pursuant to Section 5(b), but otherwise these Trustees shall not have any implied or apparent powers of corporate officers.

          (f) All Trustees shall serve without compensation, but shall be entitled to reimbursement for reasonable expenses of serving as a Trustee. All Trustees shall serve without bond.

          6. Powers of Trustees. (a) The Trustees shall have the power and authority, within their discretion and exercise of judgment, to sell and dispose of any of the assets transferred to the Trust by this Agreement, or subsequently acquired by the Trust, and to invest and reinvest the income or funds thereby obtained, or the income from time to time accumulated, in corporate shares, bonds, securities, property or other assets. The investments and reinvestments made by the Trustees shall not be limited to those which are commonly known as those in which trust funds are authorized to be invested under the law of the State of New York. The Trustees shall not be responsible for any loss arising out of any investments made by them in the exercise of their judgment and discretion. The Trustees shall have power and authority to give a proxy to anyone selected by the Trustees to vote any of the securities held in the Trust at any meeting of any corporation or other entity having issued such securities.

          (b) The Trustees shall have and exercise, subject to the limitations herein provided, all the rights and powers incident to the ownership of all the properties, real and personal, from time to time belonging to the Trust, as fully and absolutely as though they were the owners of such properties in their own right. The Trustees shall have power to deposit the moneys and securities belonging to the Trust from time to time in such banks and safe deposits and trust companies as they may from time to time select.

          (c) Notwithstanding any other provision hereof, no power or authority shall be exercised by the Trustees in any manner or for any purpose whatsoever which may jeopardize the status of the Trust as an exempt organization under
Section 501(c)(3) of the Code and the Regulations; nor shall the Trustees engage in any act of self-dealing as defined in
Section 4941(d) of the Code and the Regulations; nor retain any excess business holdings as defined in Section 4943(c) of the Code and the Regulations; nor make any investments in such manner as to incur tax liability under Section 4944 of the Code and the Regulations; nor make any taxable expenditures as defined in Section 4945(d) of the Code and the Regulations.

          7. Appointment of Trustees. (a) A Trustee may at any time resign by delivering his resignation in writing to the other Trustees. New Trustees may be appointed and any Trustee may be removed by action of a majority of the Trustees then serving, by instrument in writing signed by the majority of the Trustees and filed with the Trust's records and, if the Settlor is then living, with a copy thereof delivered to the Settlor.

          (b) Every such new Trustee so appointed from time to time, upon his written acceptance of such appointment, shall have, possess and exercise all the powers, authority and discretion by this Agreement conferred upon the original Trustees, as fully and effectively as though he were named by this Agreement as one of the original Trustees.

          8. Contributions From Others. If any person at any time is disposed to make gifts or bequests to the Trust, power and authority is hereby conferred upon the Trustees to receive such gifts and bequests and to apply the principal and income therefrom to the purposes of the Trust, under the powers, authorities and discretions contained in this Agreement, provided that such gifts or bequests are not made upon any terms or conditions that would conflict with the uses, purposes, and provisions of this Agreement and the administration thereof by the Trustees, except that restrictions in such gifts and bequests may be agreed to by the Trustees and accepted subject thereto.

          9.  Creation of Corporation.  The Settlor
authorizes and empowers the Trustees, if they desire to do so, to form and organize a corporation for the uses and purposes of the Trust provided for by this Agreement. Such corporation may be organized under the laws of such jurisdiction as may be determined by the Trustees and will have power to administer and control the affairs and property of the Trust, and to carry out the uses, objects and purposes of the Trust.

          10. Term of Trust. The Trust may at any time by vote of at least 75% of the Trustees be wound up and the assets distributed exclusively to such organizations that at that time are tax exempt under Section 501(c)(3) of the Code and the Regulations as the Trustees in their discretion shall determine.

          11. Amendment of Trust Agreement. This Agreement may be amended by the Settlor with unanimous consent of all of the Trustees, and if the Settlor is not living, by the unanimous vote of the Trustees, but no such amendment shall be adopted which shall cause the Trust to be organized and operated for any purpose or in any manner which would cause the Trust to lose its tax-exempt status under Section 501(c)(3) of the Code and the Regulations.

          12.  Separability.  If any provision of this
Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

          13.  Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.

          14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, this Agreement has been signed by the Settlor and the Trustees.


                              Kevin B. Kimberlin
                              _________________________
                              Kevin B.  Kimberlin
                              Settlor



                              _________________________
                              Lynn McClure
                              Trustee


                              Joni Steele
                              _________________________
                              Joni Steele
                              Trustee



                              Kevin B. Kimberlin
                              _________________________
                              Kevin B.  Kimberlin
                              Trustee

STATE OF ____________)
                     ) ss.:
COUNTY OF ___________)

          On the ____ day of December, 1989, before me personally came Lynn McClure, to me known, and known to me to be the person described in and who executed the foregoing instrument, and she acknowledged to me that she executed the same.

                              __________________________
                              Notary Public



State of Connecticut     )
                         ) ss.: Greenwich
County of Fairfield      )

          On the 17th day of December, 1990, before me personally came Joni Steele, to me known, and known to me to be the person described in and who executed the foregoing instrument, and she acknowledged to me that she executed the same.


                              /s/ Louise A. Meyer
                              __________________________
                              Notary Public

State of New York   )
                    ) ss.:
County of New York  )

          On the 29th day of December, 1989, before me personally came Kevin B. Kimberlin, to me known, and known to me to be the person described in and who executed the foregoing instrument, and he acknowledged to me that he executed the same.


                              /s/ Alan Stahler
                              _____________________
                              Notary Public

                          Exhibit A


        THE INTERNATIONAL AIDS CHARITABLE FOUNDATION


     40,000 shares of common stock of Cortex
Pharmaceuticals, Inc. contributed by Kevin B.  Kimberlin.